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                                                                    Exhibit 99.2


                               Apollo Group, Inc.
                    Audit Committee of the Board of Directors

                                     CHARTER

I.         Purpose

The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's publicly reported financial information as well as its systems of internal control relating to financial reporting, compliance with laws and regulations, and ethical business conduct. The Committee will maintain effective working relationships with management, the Company's internal audit department and the Company's outside auditors and will promote continuous improvement in the Company's policies and procedures at all levels.

II.        Composition

The Committee will be comprised of at least three qualified independent directors all of whom meet the independence requirements of the stock exchange on which the Company's common shares are listed. The members of the Committee will be elected by the Board of Directors who will also designate the Committee's Chairman.

III.       Meetings

The Committee will meet at least four times a year. In connection therewith, the Committee will meet at least once a year with management, the director of the internal audit department and the Company's outside auditors in separate executive sessions to discuss any matters that the Committee deems appropriate. Minutes of each Committee meeting will be kept and the Committee's Chairman will provide periodic reports on its activities to the Board of Directors

IV.        Charter

The Committee will review this charter on an annual basis and revise it as necessary.

V.  Responsibilities

The Committee's primary responsibilities are summarized below:

Financial Statements

          - The Committee will review the Company's quarterly and annual financial statements and related press releases and filings with the SEC and discuss such items with management and the Company's outside auditors prior to issuance.

          - The Committee will meet with the Company's outside auditors to discuss the planned scope of their audit of the Company's annual financial statements as well as the nature of procedures to be performed in connection with their limited reviews of the Company's interim financial information.



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          -    The Committee will meet with the Company's outside auditors at the conclusion of their audit of the Company's annual financial statements as well as at the conclusion of their limited reviews of the Company's interim financial information to discuss the related results of such audit or limited reviews and to receive communications from the outside auditors which are required in connection with such engagements.

          - The Committee will review all significant changes in the Company's financial accounting and reporting policies and discuss such changes with management and the Company's outside auditors prior to implementation.

Title IV Programs

          - The Committee will meet with management, the internal audit director and the Company's outside auditors to discuss the Company's participation in Title IV Student Financial Assistance Programs of the Higher Education Act of 1965, as amended (Title IV Programs).

          - The Committee will meet with the Company's outside auditors to discuss the planned scope of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs.

          - The Committee will meet with the Company's outside auditors at the conclusion of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs to discuss the related results including any findings noted as well as management's related corrective action plans.

Internal Audit

          - The Committee will meet periodically with the director of the Company's internal audit department to review the department's organizational structure, staffing levels, planned activities and other related information. The Committee will also receive periodic reports from the internal audit director on the results of its activities.

Internal Controls

          - The Committee will review reports prepared by management, the internal audit department and the Company's outside auditors with respect to the Company's system of internal controls over financial reporting, including controls relating to the Company's information systems, and monitor the implementation of any related recommendations for improvements.

Income Tax Matters

          - The Committee will meet at least annually with management and the Company's tax advisors to discuss the Company's position with respect to federal, state and foreign income tax matters.



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Legal Matters

          - The Committee will meet at least annually with management and the Company's general counsel to discuss the Company's compliance with all relevant laws and regulations, including any related internal control systems to facilitate such compliance, as well as the status of any legal matters effecting the Company.

Code of Ethics

          - The Committee will annually review the Company's Code of Ethical Conduct. The Committee will also receive reports from management and the director of internal audit concerning any related violations noted during the year.

Independent Accountants

          - The outside auditors are accountable to the board of directors and the Committee. The Committee will evaluate the performance of the Company's outside auditors on an annual basis and recommend to the Board of Directors that the outside auditors be either retained or discharged. The Committee will also review and approve the fees paid to the outside auditors in connection with the annual audit of the Company's financial statements as well as the limited reviews of the Company's interim financial information.

          - The Committee will review and confirm the independence of the Company's outside auditors by reviewing nonaudit services provided as well as the independent accountants' assertion of their independence in accordance with professional standards or other requirements. The Committee will be responsible for ensuring that it receives a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard 1. The Committee will actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.